EXHIBIT 99.1

CONTACT:	Bethany A. Oliver Director of Marketing Universal Hospital Services, Inc. (952) 893-3288

UNIVERSAL HOSPITAL SERVICES PURSUES RECAPITALIZATION

BLOOMINGTON, Minn., September 15, 2003—Universal Hospital Services, Inc. (“UHS”) today announced that it is pursuing a proposed recapitalization of the company. The recapitalization is expected to involve the infusion of additional equity financing from an existing investor, private equity fund manager J.W. Childs Associates, L.P., a new investor, The Halifax Group, L.L.C., and certain members of management; the repurchase of a portion of the company’s outstanding equity; and the refinancing of the company’s debt. The transaction is conditioned upon negotiation and completion of satisfactory agreements, final approvals and customary closing conditions.

President and CEO, Gary D. Blackford, said, “We are looking forward to a transaction that will provide UHS with additional capital resources to continue the growth of our business.”

About Universal Hospital Services, Inc.

Based in Bloomington, Minnesota, Universal Hospital Services is a leading nationwide provider of medical technology outsourcing and services to more than 5,900 acute care hospitals and alternate site providers and major medical equipment manufacturers. Our services fall into three general categories: Medical Equipment Outsourcing, Technical and Professional Services, and Medical Equipment Sales and Remarketing. We provide a comprehensive range of support services, including equipment delivery, training, technical and educational support, inspection, maintenance and complete documentation. Universal Hospital Services currently operates through 67 district offices and 13 regional service centers, serving customers in all 50 states and the District of Columbia.

Universal Hospital Services, Inc.

3800 W. 80th Street, Suite 1250

Bloomington, MN 55431-4442

952-893-3200

http://www.uhs.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: We believe statements in this release looking forward in time involve risks and uncertainties. The following factors, among others, could adversely effect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: the Company’s history of net losses and substantial interest expense since its 1998 recapitalization; the Company’s need for substantial cash to operate and expand its business as planned; the Company’s substantial outstanding debt and debt service obligations; restrictions imposed by the terms of the Company’s debt; the Company’s ability to effect change in the manner in which healthcare providers traditionally procure medical equipment; the Company’s relationships with certain key suppliers and any adverse developments concerning these suppliers; the absence of long-term commitments with customers; the Company’s ability to renew contracts with group purchasing organizations; the write-off or acceleration of the amortization of goodwill; the Company’s ability to acquire adequate insurance to cover claims; the fluctuation in our quarterly operating results; adverse regulatory developments affecting, among other things, the ability of our customers to obtain reimbursement of payments made to the Company; changes and trends in customer preferences, including increased purchasing of movable medical equipment; difficulties or delays in our continued expansion into certain markets and developments of new markets; additional credit risks in increasing business with home care providers and nursing homes; consolidations in the healthcare industry; unanticipated costs or difficulties or delays in implementing the components of our strategy and plan and possible adverse consequences relating to our ability to successfully integrate recent acquisitions; effect of and changes in economic conditions, including inflation and monetary conditions; actions by competitors; and the availability of and ability to retain qualified personnel. These and other risk factors are detailed in the Company’s Securities and Exchange Commission filings.